Exhibit 99.1

Schultze Special Purpose Acquisition Corp.

and Clever Leaves International Inc.

Complete Business Combination

Common Shares and Warrants of the Combined Company to Begin Trading on Nasdaq Under
Symbols CLVR and CLVRW on Friday, December 18, 2020

Rye Brook, NY – December 18, 2020 - Schultze Special Purpose Acquisition Corp. (NASDAQ: SAMA, SAMAW, and SAMAU) (“SAMA”) and Clever Leaves International Inc. (“Clever Leaves”) announced that following a special meeting of SAMA stockholders held yesterday, they have completed their previously announced business combination (the “Business Combination”), pursuant to which Clever Leaves Holdings Inc. (“Holdco”), a newly formed holding company, has acquired SAMA and Clever Leaves for total consideration of approximately $205 million.

Upon completion of the Business Combination, SAMA became a wholly owned subsidiary of Holdco and the shares of common stock and warrants of SAMA were exchanged for common shares and warrants of Holdco. The Holdco common shares and warrants are expected to begin trading today on the Nasdaq Capital Market under the ticker symbols “CLVR” and “CLVRW”, respectively.

Clever Leaves’ executive management team, led by Kyle Detwiler, Chief Executive Officer; Andrés Fajardo, President; and Julian Wilches, Chief Regulatory Officer; will continue to lead the combined company. The board of directors of the combined company will be composed initially of Kyle Detwiler, Andres Fajardo, Gary Julien, Etienne Deffarges and Elisabeth DeMarse.

George J. Schultze, Chairman and CEO of SAMA before the Business Combination, said, “We are very pleased to have completed our merger with Clever Leaves, which delivers attractive value to our stockholders. We believe that Clever Leaves is now among the best-capitalized companies in the cannabis industry and is well-positioned for substantial growth and profitability based upon its disruptive, low-cost and vertically integrated operating model. We look forward to working with its outstanding and highly accomplished management team to create significant value over time.”

Kyle Detwiler, CEO of Clever Leaves, added, “Partnering with the SAMA team represents a great opportunity to take our industry-leading platform to the next level as we are now poised to benefit from a significantly enhanced balance sheet, Nasdaq listing, and SAMA’s experience assisting companies such as ours in prudently compounding profitable growth. We expect that our combined expertise and resources will further enable us to accelerate the commercialization of Clever Leaves’ high-quality products as well as expand the company’s operations and distribution in attractive markets around the world.”

Canaccord Genuity and EarlyBirdCapital served as financial advisors to SAMA, while BTIG, LLC served as a capital markets advisor, and Greenberg Traurig, LLP, Stikeman Elliott and Posse Herrera Ruiz served as legal advisors. Cowen served as financial advisor to Clever Leaves, while Freshfields Bruckhaus Deringer US LLP, Dentons Canada LLP, and Brigard & Urrutia Abogados SAS served as legal advisors.

About Schultze Special Purpose Acquisition Corp.

Schultze Special Purpose Acquisition Corp. is a blank check company formed for the purpose of entering into a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. SAMA’s sponsor is an affiliate of Schultze Asset Management, LP, an alternative investment management firm founded in 1998 that focuses on distressed, special situation and event-driven securities and has invested over $3.2 billion since inception with a notable track-record through its active investment strategy. SAMA itself is backed by an experienced team of operators and investors with a successful track-record of creating material value in public and private companies. For more information, please visit https://samcospac.com/

About Clever Leaves International Inc.

Clever Leaves is a multi-national cannabis company with a mission to operate in compliance with federal and state laws and with an emphasis on ecologically sustainable, large-scale cultivation and pharmaceutical-grade processing as the cornerstones of its global cannabis business. With operations and investments in the United States, Canada, Colombia, Germany and Portugal, Clever Leaves has created an effective distribution network and global footprint, with a foundation built upon capital efficiency and rapid growth. Clever Leaves aims to be one of the industry’s leading global cannabis companies recognized for its principles, people, and performance while fostering a healthier global community. For more information, please visit https://cleverleaves.com/en/home/.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts and may be identified by the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions). Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Factors that may cause such differences include, without limitation, the inability to recognize the anticipated benefits of the Business Combination; the ability to continue to meet Nasdaq’s listing standards following the consummation of the Business Combination; expectations with respect to future operating and financial performance and growth, including if or when Clever Leaves or Holdco will become profitable; Clever Leaves’ ability to execute its business plans and strategy and to receive regulatory approvals; potential litigation involving the parties; global economic conditions; geopolitical events, natural disasters, acts of God and pandemics, including, but not limited to, the economic and operational disruptions and other effects of COVID-19; regulatory requirements and changes thereto; access to additional financing; and other risks and uncertainties indicated from time to time in filings with the SEC. The foregoing list of factors is not exclusive. Additional information concerning certain of these and other risk factors is contained in Holdco’s and SAMA’s most recent filings with the SEC and is contained in the final prospectus and definitive proxy statement, filed with the SEC by Holdco and SAMA, respectively, on November 27, 2020. All subsequent written and oral forward-looking statements concerning SAMA, Clever Leaves or Holdco, the transactions described herein or other matters and attributable to SAMA, Clever Leaves, Holdco or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Each of SAMA, Clever Leaves and Holdco expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in their expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Schultze Special Purpose Acquisition Corp.

George J. Schultze: schultze@samco.net

Gary M. Julien: gjulien@samco.net

(914) 701-5260

Investor Relations

Raphael Gross

ICR

raphael.gross@icrinc.com

(203) 682-8253

Sean Mansouri, CFA or Cody Slach

Gateway Investor Relations

CLVR@gatewayir.com

(949) 574-3860

Media Relations

KCSA Strategic Communications

McKenna Miller

mmiller@kcsa.com

(347) 487-6197